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                                                      Exhibit 21.1


                      CTI GROUP (HOLDINGS) INC.

                         List of Subsidiaries
                         as of March 31, 1997

 Name                                               State of Incorporation
--------                                        ------------------------------

CTI Delaware Holdings Inc.                               Delaware

CTI Data Solutions (USA) Inc.                            Delaware

CTI Soft-Com Inc.                                        Delaware

Telephone Budgeting Systems Inc.                         New York

Plymouth Communications Inc.                             Delaware


 Name                                                     Country
---------                                              ---------------

CTI Data Solutions (International) Inc.                  United Kingdom